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                                                                    Exhibit 23.1


The Supervisory Board
Fresenius Medical Care Corporation
Else-Kroner-Strasse 1
D - 61352 Bad Homburg
Germany


Frankfurt, Germany
August 27, 2001


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/KPMG Deutsche Treuhand-Gesellechaft Aktiengesellschaft
   Wirtschaftsprufungsgesellschaft

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